SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to sec. 240.14a-12.

Pioneer Variable Contracts Trust

(Name of Registrant(s) as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Pioneer 2017 Proxy Q & A

This Q&A addresses questions regarding the upcoming proxy solicitation process, for all open-end funds and closed-end funds. The proxy statement includes four separate proposals for shareholders to vote on.

Q:	What is a proxy?

A:	Open-end and closed-end funds are required to obtain shareholder approval for certain types of proposed changes to funds. The fund needs to receive a predetermined number of votes for an individual proposal to pass.

A proxy is a written authorization whereby a shareholder grants another individual the power to vote on the shareholder’s behalf at a shareholder meeting. If a shareholder does not attend the meeting to vote in person, the shareholder may vote by proxy.

When seeking shareholder approval, the fund uses a proxy statement (a document listing what actions are being proposed) along with a proxy card (a type of ballot) which the shareholders may use to submit their vote.

The term “proxy” is often used both to describe the process the fund is undertaking and the mechanism a shareholder uses to cast a vote.

Q:	What is a proxy statement?

A:	A proxy statement includes a list of proposals that will be voted on at the shareholder meeting. Since most shareholders vote on issues “by proxy” rather than in person at a shareholder meeting, it is important they receive an explanation of the items on which they will vote, along with other pertinent information.

Q:	What are the proposals the shareholders are being asked to vote on?

A:	The Board of Trustees of the Pioneer Funds is asking shareholders, depending on the Funds they are invested in, to vote on several proposals.

Pioneer 2017 Proxy Q & A

For all Pioneer Funds:

Proposal 1: Approve a New Management Agreement with Pioneer Investment Management, Inc. Shareholders are being asked to approve a new management agreement between their Fund and its investment adviser, Pioneer Investment Management, Inc. (“the Adviser”). The Adviser is the part of the U.S. asset management business of Pioneer Investments, a group of companies owned by Pioneer Global Asset Management S.p.A. (“PGAM”). PGAM is a wholly-owned subsidiary of UniCredit S.p.A. (“UniCredit”). UniCredit and PGAM have entered into a binding agreement to sell Pioneer Investments, including the Adviser, to Amundi S.A.

Each Fund’s current management agreement will terminate automatically upon the consummation of the transaction. Shareholders are being asked to approve a new management agreement for their Fund to enable the Adviser to continue to manage your Fund after the consummation of the transaction. There will be no increase in management fees under the new management agreement, and the transaction is not expected to have a material adverse impact on the services provided to the Funds.

For all open-end Pioneer Funds and Pioneer ILS Interval Fund:

Proposal 2: Elect Trustees. Shareholders of an open-end Pioneer Fund or Pioneer ILS Interval Fund, a closed-end interval fund, are being asked to elect the Trustees of their Fund.

For Pioneer AMT-Free Municipal Fund, Pioneer Bond Fund, Pioneer Core Equity Fund, Pioneer Global High Yield Fund and Pioneer High Yield Fund only:

Proposal 3: Convert Investment Objective(s) from Fundamental to Non-Fundamental. If shareholders of these Funds approve Proposal 3, the Fund’s investment objective or objectives will become non-fundamental (meaning that the Trustees could change the objective(s) without the need for a shareholder vote). If you are a shareholder of one or more of those Funds, you are being asked to approve the reclassification of the Fund’s investment objective as non-fundamental. These changes are intended to provide additional flexibility for the affected Funds.

Pioneer 2017 Proxy Q & A

For Pioneer Bond Fund only:

Proposal 4: To Change Pioneer Bond Fund’s Investment Objectives. If shareholders of Pioneer Bond Fund approve Proposal 4, the Fund’s current fundamental investment objectives would be changed. Pioneer Bond Fund’s current investment objectives are:

“To provide current income from an investment grade portfolio with due regard to preservation of capital and prudent investment risk. The Fund also seeks a relatively stable level of dividends; however, the level of dividends will be maintained only if consistent with preserving the investment grade quality of the portfolio.”

If this proposal is approved by shareholders, the Fund’s investment objectives would be changed to:

“The Fund seeks current income and total return.”

This change is intended to, among other things; convey more concisely Pioneer Bond Fund’s main investment goals. There are no current plans to change Pioneer Bond Fund’s principal investment strategies or investment practices, including the credit quality of its investments. Please note that the proposed change to the Fund’s investment objective would make it easier for the credit quality of the Fund’s portfolio to be changed in the future.

Background of Bond Fund Objective Change (additional information)

•	The change is intended to modernize and streamline the fund’s investment objective and reflect more concisely the overall goals and strategies.

•	No current plans to change the principal investment strategies, such as policies regarding the extent to which the Fund invests in investment grade and non-investment grade securities.

Q:	What proxy materials will shareholders receive from Pioneer?

A:	Proxies are mailed to shareholders by a proxy tabulator, in this case, Computershare Fund Services. The proxies for open-end funds and Pioneer ILS Interval Fund begin mailing on March 24th. The proxies for closed-end funds are targeted to mail in early to mid-April. If shareholders have questions regarding the proxy, they can call the number listed on the proxy, 866-905-2396. This phone number is for inquiries on the proxy only; any inquiries regarding fund performance will be directed to BFDS.

Pioneer 2017 Proxy Q & A

Q:	How can shareholders vote their shares on the Funds?

A:	There are four ways a shareholder can vote on their shares.

➢	Phone – By calling (800) 337-3503. The line is available 24 hours. The shareholder will need to follow the recorded instructions.

➢	Internet – By logging on to www.proxy-direct.com, or if the shareholder has a smartphone, they can scan the QR code on their proxy card and follow the on-screen instructions.

➢	Mail – The shareholder can vote, sign and date the proxy card and return it in the provided postage-paid envelope.

➢	In Person (not via proxy) – A shareholder may vote in person by attending the Shareholder Meeting at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, on June 13, 2017, at 2:00 p.m. (Eastern time).

A confirmation of how each proposal was voted will be provided to each shareholder regardless of the manner he/she cast the vote.

Q:	Can shareholders receive additional copies of proxy materials?

A:	If a shareholder states that their proxy materials were never received, lost, or destroyed, you may direct them to contact Computershare Fund Services directly.

A Computershare representative can assist them with any proxy related questions, order new proxy materials, and if they are ready, take their vote.

Computershare Fund Services’ phone number is (866) 905-2396.

Q:	What is a quorum?

A:	A fund’s shareholders receive one vote for every share they own. Before a meeting can take place, a specified amount of outstanding shares, or quorum, must be voted.

Shares are considered voted when the owner has voted for, against, or abstained from voting on the proposals.

The quorum requirement for each open-end Fund and for Pioneer ILS Interval Fund is 30% of the outstanding shares of the Fund entitled to vote, present in person or represented by proxy.

The quorum requirement for each closed-end Fund is one-third (1/3) of the outstanding Common and Preferred Shares, if any, entitled to vote, present in person or represented by proxy.

Pioneer 2017 Proxy Q & A

Q:	What would constitute an approval of the proposals?

A:	The votes required to approve each proposal are as follows:

Proposals 1, 3, and 4:

•	Requires a “1940 Act Majority Vote” of the outstanding voting securities of the applicable Fund, voting together as a single class.

•	A “1940 Act Majority Vote” of the outstanding voting securities of a Fund means the affirmative vote of the lesser of (a) 67% or more of the voting securities of the Fund that are present at the Meeting or represented by proxy if holders of shares representing more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Fund.

Proposal 2:

•	Nominees must be elected by a plurality of the votes cast in person or by proxy at the Meeting at which a quorum exists.

•	For a Trust that is made up of more than one open-end Fund, the shareholders of all Funds of that Trust will vote together as a single class and the shares of each Fund will be counted together in determining the results of the voting for Proposal 2.

If there are not enough votes to approve a proposal at the meeting, the meeting may be adjourned so additional votes may be solicited. The process for adjournment is described in the proxy statement.

Q:	How should I respond if a shareholder asks if he/she has to return the proxy?

A:	You may encourage shareholders to vote. Each share a shareholder owns counts as one vote and each vote counts toward making the quorum. If the quorum isn’t met, the shareholder meeting may have to be adjourned and additional votes solicited. Adjournment will require mailing additional materials and/or telephone solicitation.

Explain to the shareholder “A prompt response will save the expense and effort of an additional mailing.”

Pioneer 2017 Proxy Q & A

Q:	How should I respond if a shareholder asks how they should vote?

A:	Do not state anything that is not in the proxy statement. You may assist the caller in finding information that is contained in the proxy statement. You may say something like, “we cannot tell you how to vote; however, the Board of Trustees unanimously recommends that you vote FOR the proposals.”

Under no circumstances can we inform the shareholder how the vote is proceeding while it is in progress. Once the final tabulations are received, the proposals that passed and those that failed will be reported.

Q:	What if a proxy card is returned but not complete?

A:	Signed proxy cards returned by a shareholder without a vote specified will be counted as a vote in favor of the proposals. Unsigned proxy cards will be returned to the shareholder.